Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 3:         Durus Capital Management, LLC

Date of Event Requiring Statement:  February 12, 2002

Issuer Name and Ticker Symbol:      Aksys Ltd. (AKSY)

Joint Filer Names and addresses:

Scott Sacane, 20 Marshall Street, Suite 320, South Norwalk, CT 06854


Signatures:

Durus Capital Management, LLC



By:      /s/ Scott Sacane
         --------------------------
Name:    Scott Sacane
Title:   Managing Member



/s/ Scott Sacane
---------------------------------
Scott Sacane